EXHIBIT 99.2

                           MEMORANDUM OF UNDERSTANDING

      This Memorandum of Understanding ("MOU") is made as of the 28th day of January, 2005 between HiEnergy Technologies, Inc. ("HiEnergy"), a corporation organized under the laws of the State of Delaware, U.S.A., and having its principal office at 1601-B Alton Parkway, Irvine, California 92606, U.S.A., and Ing. Julian Eguizabal Echeverria, I.D. # 15,312,406H, with principal office at Av. Tolosa No. 13-2 Izda 20018, San Sebastian, Spain ("Eguizabal"). HiEnergy and Eguizabal are hereinafter collectively referred to as the "Parties".


A. BACKGROUND. Based on a proposal submitted by Eguizabal to HiEnergy, both Parties have agreed to proceed with the completion of definitive agreements which are necessary for the formation of a joint-venture company to be named Tecnologia de Alta Energia, S.A. ("TAESA") as contemplated herein (the "Transaction").

B. PURPOSE OF MOU. The purpose of this MOU is to: (1) describe at a high level the key principles and terms which will apply in the definitive agreements that the Parties currently contemplate will have to be settled to complete the Transaction (the "Transaction Agreements"); and (2) establish the process and timetable to be followed by the Parties in the completion of the Transaction.

UNDERSTANDINGS AND AGREEMENTS:

      1.    SCOPE OF TRANSACTION

      1.1. OVERVIEW: The Parties intend to complete the Transaction and accomplish the formation of TAESA, which will provide for the construction and/or build-out of an assembly, testing, and service center in Tenerife, Spain for HiEnergy's StoitechTM explosive detection products, including the CarBomb FinderTM and SIEGMA systems (the "Products"), as well as sell and market the Products to private, governmental and military clients, including NATO, throughout Spain and the European Union on an exclusive basis, and throughout South America and Africa on a non-exclusive basis, subject to certain conditions and exclusions (the "Territories").

      1.2. NEGOTIATIONS PROCESS AND TIMETABLE: Both Parties acknowledge that definitive Transaction Agreements will be required to complete the Transaction and agree to diligently proceed in good faith with negotiations regarding the Transaction Agreements according to the key principles, process and timetable described in this MOU. The Parties acknowledge that the Transaction and Transaction Agreements are subject to the approval by the respective Board of Directors and/or authorized representatives of HiEnergy and Eguizabal.

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      1.3.  TRANSACTION  STRUCTURE:  Both  Parties  will work  cooperatively  to
            investigate,   analyze,  assess  and  plan  the  completion  of  the
            Transaction with a view toward mutually developing and adopting a Transaction structure that meets both Parties' objectives and takes into consideration commercial, labour, tax, regulatory, accounting and other factors.

      2.    JOINT VENTURE AGREEMENT

      2.1 OWNERSHIP AND GOVERNANCE. The primary purpose of the Joint Venture Agreement is to establish the ownership and governance structure for the TAESA that will facilitate: (A) the participation of both Parties in: (I) board level oversight of the assets, capital and resources contributed to TAESA; and (II) key decisions regarding the establishment and future growth of the TAESA business in and from the Territories; and (B) the capital structure and equity distribution of TAESA.

      2.2 MARKETING COOPERATION: Both Parties will work together to establish and agree upon terms and conditions as to the assignment of the Territories to TAESA and as to the manner each Party will support and participate in the ongoing development and growth of TAESA's business, including: (A) minimum commitments of capital and resources to support the establishment and growth of an assembly, testing, marketing & sales, and service center in Tenerife, Spain;
            (B) identification and appraisals of the geographic and functional markets intended to be served by TAESA; (C) the nature of and conditions governing marketing and technical support to TAESA during the term of the assignment; (D) the distribution model and pricing policy of the Products; and (E) certain performance guidelines, including sales and marketing developmental milestones, including mutually agreed upon sales quotas required to maintain exclusivity.

      2.3   GENERAL TERMS AND CONDITIONS:

            (A) HiEnergy shall supply the technical know-how for the assembly, testing and servicing of the Products. The technical know-how shall comprise: (I) the complete documentation required for production, including technical data related to sub-systems and components, (II) product engineering, (III) design and layout of plant to ensure commercial production of the product, and (IV) the deputation of technicians by HiEnergy's scientific and technical teams as required in order to ensure the fulfilment of the undertaking and training of TAESA's personnel in its proposed plant in Tenerife, Spain; and

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            (B)  HiEnergy  will  grant  TAESA  a  limited  license  (subject  to
            HiEnergy's standard license terms and conditions) as to certain intellectual property rights necessary to assembly, test, sell,
            distribute  and  service  the  Products  in  the  Territories   (the
            "License"); and

            (C) HiEnergy will participate in, and hold no less than 1/3, of all classes of equity capital of TAESA, so long as HiEnergy continues to hold said equity, meets its obligations and provides ongoing support and improvements to the Products, their manufacture and technologies. Beyond the initial grant of the License rights, HiEnergy is not required to provide any paid-in capital or financing in connection with the Transaction; and

            (C) Eguizabal will bear all initial costs related to the formation of TAESA, which upon mutual agreement may be debited to the account of TAESA and subsequently shared by all equity holders of the joint venture company on a pro-rata basis. Eguizabel will secure on a best efforts basis the amount of equity paid-in capital necessary to fund the joint-venture and ensure the viability and sustainability of TAESA, including the necessary financing to meet its commitment to manufacture and sell one hundred and five (105) units of the Products within a two (2) year period. Eguizabal will provide a monthly progress report as to the establishment and capital funding of TAESA; and

            (D) Eguizabal, with the assistance and cooperation of HiEnergy, will prepare and file all necessary applications before its Government authorities for registration of TAESA, sanction of the proposed foreign collaboration, the import, licensing and permitting of the Products and related components, and their distribution throughout the Territories. Eguizabal will provide a monthly report as to the licensing and permiting of the Products and other regulatory events material to TAESA and its business; and

            (E) Eguizabal shall recruit and employ, subject to the approval of HiEnergy, no less than two (2) technologists into TAESA to work with HiEnergy's scientific and engineering groups in adopting and translating HiEnergy's Manufacturing Plan for the Territories, which details the process, steps, logistical requirements and labor tasks associated with the assembly, service and maintenance of the Products.

      3.    COOPERATIVE DEVELOPMENT AGREEMENT

            HiEnergy and TAESA will enter into a Cooperative Development Agreement ("CDA") which shall establish the manner in which HiEnergy and TAESA may cooperate in the advancement and/or development of the Products. The CDA will also provide protections against the unauthorized use, assignment, transfer or infringement of HiEnergy's intellectual property, as well as prohibit or

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            restrict   employment  and  ownership  of  any  advancements  and/or
            developments made by TAESA to HiEnergy's technologies and Products, including that: (I) TAESA shall treat all HiEnergy deliverables as Confidential Information and use all HiEnergy deliverables in accordance with the protective provisions contained in the CDA; (II) TAESA shall forfeit and immediately surrender any advancement to, or development based upon, HiEnergy's products or technologies; (III) TAESA will make no claim whatsoever to HiEnergy's intellectual
            property  and  is  prohibited  to  file  any  patent   applications,
            trademarks or copyrights based on, or derived from, HiEnergy's intellectual property, technoloies and Products; and (IV) all TAESA
            employees   will  be   expected   to  enter  into   confidentiality,
            non-disclosure, and, in certain cases, non-compete agreements with both TAESA and HiEnergy.

      4.    TIMETABLE/MILESTONES

            The Parties will diligently proceed with the negotiation and completion of the Transaction Agreements and with the satisfaction in the manner contemplated by this MOU. On signing of this MOU, the Parties shall promptly proceed to negotiate the terms of the definitive agreements.

      5.    CONFIDENTIALITY

            From the date of this MOU and for a period of two (2) years thereafter, the Parties agree not to disclose to any person any proprietary information or other confidential information of the other party. This provision shall not apply to information which was already in the public domain at the time of disclosure.

      6.    MEDIA

            The Parties confirm that they shall not, without the prior written consent of the other Party, issue any press release or make any public announcement with regard to the provision of this MOU or the transactions and actions contemplated herein, except when required to be disclosed by virtue of applicable law.

      7.    BINDING EFFECT

            The Parties agree that with the exception of the terms and conditions of Paragraphs 5 through 12 of this MOU, inclusive, there is no intention to create legally binding obligations on either of the Parties and none are hereby created.

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      8.    TERMINATION

            The provisions of this MOU shall terminate on the happening of the following:

            (a) the execution of the Transaction Agreements by both Parties; or

            (b) by mutual written consent of the Parties; or

            (c) the non-completion of the Transaction Agreements within 30 days (or such extended period as the Parties may agree).

      9.    MODIFICATIONS

            The Parties agree that this MOU shall not be amended in any way other than by mutual written agreement to amend this MOU.

      10.   ENTIRE AGREEMENT

            This MOU constitutes the agreement of the Parties in connection with the matters set forth herein, and shall supersede all previous understandings, communications, negotiations and arrangements either oral or written, between the Parties with respect to the subject matter of this MOU.

      11.   COSTS OF THE PARTIES

            Each Party shall bear its own costs in the preparation, negotiation and closing of this MOU and the Transaction, including the Transaction Agreements, none of which shall be borne by the Joint Venture, unless otherwise specified in the closing of the Transaction.

      12.   GOVERNING LAW AND JURISDICTION

            This memorandum of understanding is, and all negotiations and any Transaction Agreements prepared in connection with the Transaction shall be, governed by and construed in accordance with the internal laws of the State of California. The Parties irrevocably agree that the courts of the State of California will have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this MOU and negotiations relating to the proposed Transaction. In the event any dispute shall arise, the prevailing party in such dispute shall be entitled to the reimbursement of all expenses, including reasonable attorney fees, incurred in bringing or defending against any such action.

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      IN WITNESS  WHEREOF,  the Parties  hereto have caused this Amendment to be executed by their respective duly authorized representatives on the day and year first above written.


HIENERGY TECHNOLOGIES, INC.       ING. JULIAN EGUIZABAL ECHEVERRIA


/s/ Bogdan C. Maglich             /s/ Julian Eguizabal Echeverria
-----------------------------     -------------------------------
Name:  Bogdan C. Maglich
Title: Chairman/CEO